Exhibit 2.1

SECOND AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This Second Amendment (this “Amendment”) to Business Combination Agreement (the “BCA”) is made and entered into effective as of September 6, 2021, by and among (i) Industrial Tech Acquisitions, Inc., a Delaware corporation ( “ITAC”), (ii) Arbe Robotics Ltd., an Israeli company (the “Company”), and (iii) Autobot MergerSub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the BCA.

WHEREAS, ITAC, the Company and Merger Sub are parties to that certain Business Combination Agreement, dated as of March 18, 2021, which was amended by a first amendment dated June 29, 2021 (which agreement, as so amended, the “Current Agreement”);

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the BCA, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Amendment with respect to Rounding of Shares in connection with the Recapitalization. The parties hereby agree that the last two sentences of Section 1.8 of the Current Agreement is hereby amended to read as follows: “No fractional Company Ordinary Shares shall be issued to holders of Company Ordinary Shares. All fractional Company Ordinary Shares shall be rounded up or down to the closest integral number of Company Ordinary Shares, with one-half share being rounded up to the next higher integral number of shares, and the adjusted purchase price or exercise price of any warrant or option shall be computed to two decimal places.” The language in the second Whereas clause relating to rounding up of Company Ordinary Shares shall be similarly amended.

2. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Current Agreement and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Current Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the BCA in the BCA or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Current Agreement, as amended by this Amendment (or as the BCA may be further amended or modified after the date hereof in accordance with the terms thereof). The Current Agreement, as amended by this Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the BCA, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Current Agreement is materially different from or inconsistent with any provision of this Amendment, the provision of this Amendment shall control, and the provision of the Current Agreement shall, to the extent of such difference or inconsistency, be disregarded. This Amendment shall be interpreted, construed, governed and enforced in a manner consistent with the Current Agreement, and, without limiting the foregoing, Sections 9.1 through 9.11, 9.13, 9.14 and 9.15 of the Current Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Amendment as if all references to the “Agreement” contained therein were instead references to the Current Agreement as amended by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Business Combination Agreement as of the date first written above.

ITAC:

INDUSTRIAL TECH ACQUISITIONS, INC.

By:	/s/ E. Scott Crist
	Name:	E. Scott Crist
	Title:	CEO

The Company:

ARBE ROBOTICS LTD.

By:	/s/ Kobi Marenko
	Name:	Kobi Marenko
	Title:	CEO

Merger Sub:

AUTOBOT MERGERSUB, INC.

By:	/s/ Kobi Marenko
	Name:	Kobi Marenko
	Title:	CEO